UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 23, 2009

GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-32147

Delaware (State or other jurisdiction of incorporation or organization)	51-0500737 (I.R.S. Employer Identification No.)

300 Park Avenue, 23rd floor New York, New York 10022 (Address of principal executive offices)	10022 (ZIP Code)
Registrant’s telephone number, including area code: (212) 389-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the press release, dated September 23, 2009, issued by Greenhill & Co., Inc. announcing that the stockholders of GHL Acquisition Corporation (“GHQ”), the special purpose acquisition company sponsored by Greenhill & Co., Inc. have approved all the matters voted on at a special meeting of stockholders, including the proposed acquisition of Iridium Holdings LLC by GHQ. In addition, GHQ announced that it has priced an offering of 16,000,000 newly issued shares of its common stock at a price of $10.00 per share. It is expected that the acquisition by GHQ of Iridium and the common stock offering will close on September 29, 2009, subject to the satisfaction of customary closing conditions.
Item 8.01. Other Events
     See Item 7.01.
     The information in this report is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act (unless otherwise indicated in such filing).
Section 9. Financial Statements and Exhibits
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated September 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.
Date: September 24, 2009	By:	/s/ Richard J. Lieb
		Name:	Richard J. Lieb
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated September 23, 2009.

E-1